UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2014 (November 19, 2014)

HEALTHCARE TRUST OF AMERICA, INC.

HEALTHCARE TRUST OF AMERICA HOLDINGS, LP

(Exact name of registrant as specified in its charter)

Maryland	001-35568	20-4738467
Delaware	333-190916	20-4738347
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

16435 N. Scottsdale Road, Suite 320 Scottsdale, Arizona	85254
(Address of principal executive offices)	(Zip Code)

(480) 998-3478

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The information set forth in Item 2.03 is incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

The information set forth in Item 2.03 is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Unsecured Credit Facility

On November 19, 2014, Healthcare Trust of America, Inc. (“HTA”), as guarantor, and Healthcare Trust of America Holdings, LP (our “Operating Partnership”), as borrower, entered into a credit agreement (the “Credit Agreement”) with JPMorgan Chase Bank, N.A., as administrative agent (“JPMorgan”), Wells Fargo Bank, National Association and U.S. Bank National Association, as syndication agents, Bank of Montreal, PNC Bank, National Association, The Bank of Nova Scotia, and The Bank of Tokyo-Mitsubishi UFJ, Ltd., as documentation agents, Compass Bank, Fifth Third Bank, Regions Bank, and Capital One, N.A., as managing agents, and the lenders named therein to obtain an unsecured revolving credit facility in an aggregate maximum principal amount of $800,000,000 (the “Revolver”) and a term loan facility in an aggregate maximum principal amount of $300,000,000 (the “Term Loan”). The proceeds of loans made under the Credit Agreement may be used for our working capital needs and general corporate purposes, including acquisitions and repayment of debt. In addition to loans, our Operating Partnership may obtain up to $65,000,000 of the Revolver in the form of letters of credit and up to $50,000,000 of the Revolver in the form of swingline loans. The Revolver will mature in January 2020 and the Term Loan will mature in January 2019 and can be extended for up to one year.

Subject to the terms of the Credit Agreement, the maximum principal amount of the Credit Agreement may be increased by up to $450,000,000, for a total principal amount of $1,550,000,000, subject to such additional financing being offered and provided by existing lenders or new lenders under the Credit Agreement.

At the option of our Operating Partnership, loans under the Credit Agreement bear interest at per annum rates equal to (a) (i) the Adjusted LIBO Rate plus (ii) a margin ranging from 0.875% to 1.80% based on our Operating Partnership’s credit rating, or (b) (i) the greatest of: (x) the prime rate publicly announced by JPMorgan, (y) the Federal Funds effective rate plus 0.5% and (z) the one-month Adjusted LIBO Rate plus 1.0%, plus (ii) a margin ranging from 0.00% to 0.80% based on our Operating Partnership’s credit rating Accrued interest under the Credit Agreement is payable quarterly and at maturity.

Our Operating Partnership is required to pay a facility fee on the lenders’ commitments under the Revolver at a per annum rate ranging from 0.125% to 0.30% based on our Operating Partnership’s credit rating.

Our Operating Partnership’s obligations with respect to the Credit Agreement are guaranteed by HTA and may, from time to time, be guaranteed by certain subsidiaries of our Operating Partnership, pursuant to the terms of a guaranty dated as of November 19, 2014 (the “Guaranty”).

The Credit Agreement requires compliance with certain financial and operating covenants that we believe are usual for facilities and transactions of this type, including, among other things: a maximum ratio of total indebtedness to total asset value; a maximum ratio of secured indebtedness to total asset value; a minimum ratio of EBITDA to fixed charges; a maximum ratio of unsecured indebtedness to unencumbered asset value; and a minimum ratio of unencumbered net operating income to unsecured interest expense. The Revolver and Term Loan also contains customary events of default, including, but not limited to, non-payment of principal, interest fees or other amounts, breaches of covenants and bankruptcy or other insolvency events. We are also restricted from making distributions to our stockholders in the event we are in default under the Credit Agreement, except to the extent necessary for us to maintain our REIT status.

The Credit Agreement amends and restates the credit agreement entered into on March 29, 2012 and amended on March 7, 2013 and January 7, 2014, by and among us, our Operating Partnership, JPMorgan, as administrative agent, Wells Fargo Bank, N.A. and Deutsche Bank Securities Inc., as syndication agents, and the lenders named therein. There was approximately $200,000,000 of principal and interest outstanding under such credit facility at the time of closing of the Credit Agreement.

The material terms of the Credit Agreement and the Guaranty are subject to and qualified in their entirety by the Credit Agreement and the Guaranty, attached hereto as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and incorporated by reference herein.

Unsecured Term Loan

On November 19, 2014, our Operating Partnership executed an amendment to the $155,000,000 term loan that amended certain covenants to align with the Credit Agreement.

Item 7.01 Regulation FD Disclosure.

On November 20, 2014, we issued a press release announcing that we have obtained a new $1.1 billion unsecured revolving credit and term loan facility. The full text of the press release is attached as Exhibit 99.1 to this report and is incorporated into this item 7.01.

The information furnished under Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 9.01 Financial Statements and Exhibits.

Exhibits.

10.1	Credit Agreement by and among Healthcare Trust of America Holdings, LP, Healthcare Trust of America, Inc., JPMorgan Chase Bank, N.A., as administrative agent, Wells Fargo Bank, National Association and U.S. Bank National Association, as syndication agents, Bank of Montreal, PNC Bank, National Association, The Bank of Nova Scotia, and The Bank of Tokyo-Mitsubishi UFJ, Ltd., as documentation agents, Compass Bank, Fifth Third Bank, Regions Bank, and Capital One, N.A., as managing agents and the Lenders Party Hereto, dated November 19, 2014.

10.2	Guaranty dated November 19, 2014, by Healthcare Trust of America, Inc. for the benefit of JPMorgan Chase Bank, N.A., as administrative agent, the Lenders, the Issuing Bank and the Swingline Lender.

10.3	Second Modification to Credit Agreement.

99.1	Press Release dated November 20, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Healthcare Trust of America, Inc.

Date: November 21, 2014	By:	/s/ Scott D. Peters
Name: Scott D. Peters
Title: Chief Executive Officer, President and Chairman

Healthcare Trust of America Holdings, LP

	By:	Healthcare Trust of America, Inc.,
its General Partner

Date: November 21, 2014	By:	/s/ Scott D. Peters
Name: Scott D. Peters
Title: Chief Executive Officer, President and Chairman